UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustines Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Capital House, Main Street, Lelley, HU12 8SN, Hull, United Kingdom

(Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On June 6, 2018, the Company entered into a funding agreement with Xantis S.A., a company incorporated under the laws of Luxembourg that is the legally appointed fund management company of Xantis Aion Securitisation Fund (“Fund”). This funding agreement was filed with the SEC as Exhibit 10.1 to a Form 8-K on June 11, 2018.

On October 10, 2018 the Company received U.S.$653,039.50 from the Fund relating to a second tranche of funding pertaining to the June 6, 2018 funding agreement. This second tranche of funding was due to be converted to equity of the Company at a rate of U.S.$0.02 per share on October 11, 2019.

On October 9, 2019, the Company and Xantis S.A. agreed and executed an addendum to the June 6, 2018 funding agreement with the following clauses:

1.	Due to ongoing negotiations of a new funding agreement, the Company agrees to defer the conversion of the second tranche of the June 6, 2018 funding agreement for 30 calendar days from the date of execution of this addendum.

2.	If the Fund and the Company cannot reach a consensus regarding the terms and conditions of the new funding agreement that satisfies both parties, the Company will automatically convert the second tranche of the June 6, 2018 funding agreement 30 calendar days from the date of execution of this addendum. This conversion into equity of the Company will be at U.S.$0.02 per share as per the terms and conditions of the June 6, 2018 funding agreement.

3.	If the Fund and the Company are able to reach a consensus on the terms and conditions of the new funding agreement that satisfies both parties and a new agreement is effectively executed on or before the 30 day deadline, then the Company will defer the conversion of the second tranche of the June 10, 2018 funding agreement for a further two (2) years and one (1) day from the date of execution of this addendum. In this case the conversion price of the second tranche of the June 6, 2018 funding agreement into equity of the Company will be equivalent to the closing market price two days prior the new conversion date.

On November 8, 2019, the Company and Xantis S.A. agreed and executed a second addendum to the June 6, 2018 funding agreement with the following clauses:

1.	Due to the ongoing negotiations of a new funding agreement, the Company agrees to once again defer the conversion of the second tranche of the June 6, 2018 funding agreement until Friday, December 13, 2019.

2.	If the Fund and the Company are able to reach a consensus on the terms and conditions of a new funding agreement that satisfies both parties and a new agreement is effectively executed on or before the December 13, 2019 deadline for funding amounting to a minimum of 250,000 GBP (approximately U.S.$321,000) to be funded on or before this date as per the terms of the new agreement, then the Company will defer the conversion of the second tranche of the June 6, 2018 funding agreement for a further two (2) years and one (1) day from the date that the new funding agreement is fully executed. In this case, the conversion price of the second tranche of the June 6, 2018 funding agreement into common shares of the Company will be equivalent to the closing market price two days prior the new conversion date.

3.	If the Fund and the Company cannot reach a consensus regarding the terms and conditions of the new funding agreement that satisfies both parties on or before December 13, 2019 and also the initial tranche amounting to a minimum of 250,000 GBP (approximately U.S.$321,000) is not effectively funded on or before this date, the Company will automatically convert the second tranche of the June 6, 2018 funding agreement on December 16, 2019. This conversion into common shares of the Company will be at a rate of U.S.$0.02 per share as per the terms and conditions of the June 6, 2018 funding agreement.

On December 13, 2019, the Company and Xantis S.A. agreed and executed a third and final addendum to the June 6, 2018 funding agreement with the following clauses:

1.	On December 18, 2019, the Company and Xantis S.A. have agreed to formally enter into a new securitised receivable agreement with the assignment of receivables owned and to be owned by the subsidiary(ies) of the Company to Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), a Securitisation Fund established in Luxembourg under the Laws of 22 March 2004 regarding Securitisation and represented by Xantis S.A., the legally appointed fund management company of Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), with registered office at 75 Parc d’Activités, L-8308 Capellen, Grand-Duchy of Luxembourg, registered number B140689. The details of this new securitized agreement will be disclosed by the Company with the U.S. Securities and Exchange Commission (“SEC”) in a Form 8-K Current Report.

2.	In accordance with the terms of the second addendum executed on November 8, 2019, the Company now agrees to defer the conversion of the Second Tranche under the June 6, 2018 agreement (“Original Agreement”) that was received on October 10, 2018, for a further two (2) years and one (1) day from the date of execution of this addendum. In this case, the conversion price per share of the Second Tranche of the Original Agreement into equity of the Company will be equivalent to the closing market price two days prior the new conversion date.

3.	The Parties agree that this deferral of the conversion of the Second Tranche of funding under the Original Agreement will only take legal effect if the Company receives sufficient evidence that the first loan amount agreed for an amount of, 250,000 GBP or approximately U.S.$329,100, is received.

4.	The parties agree that the first tranche of the loan amount equating to 250.000 GBP will be wired to the escrow account of the Company´s U.S. Attorney, Mr. David E. Wise Esq., on December 16, 2019 to allow time for the new Loan Agreement and Receivable Assignment Agreement to be finalized and executed on December 18, 2019. Once the contracts are signed, the amount will be released from escrow to the Company. If the Company or its Attorney does not receive a confirmation of such wire transfer by December 16, 2019 and both the new Loan Agreement and Receivable Assignment Agreement are not fully executed and sent back to the Company by the close of business of December 18, 2019, then the Second Tranche will be immediately and unilaterally converted by the Company into equity of the Company at a conversion price of U.S.$0.02 per share as per the terms and conditions of the Original Agreement.

5.	This third and final addendum to the June 6, 2018 funding agreement will be duly filed by the Company with the SEC via a respective Form 8-K Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Description

10.1	Third Addendum to June 6, 2018 funding agreement between Xantis S.A. and Argentum 47, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2019

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer